                                                                   EXHIBIT 10.85

                                           *** Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                          Under 17 C.F.R. Sections 200.80(b)(4),
                                                            200.83 and 240.24B-2

                               LICENSE AGREEMENT
                               -----------------

   This License Agreement ("Agreement") is made as of this 28th day of March, 2001 (the "Effective Date"), by and between Nexell of California, Inc., a Delaware corporation, having an address at 9 Parker St., Irvine, CA 92618 ("Nexell"), and Epimmune Inc., a Delaware corporation, having an address at 5820 Nancy Ridge Drive, San Diego, CA 92121 ("Epimmune").

                                  WITNESSETH:

   WHEREAS, Epimmune owns or has a license to certain patent rights and know-how as described herein; and

   WHEREAS, Nexell desires to obtain a license under Epimmune's rights in such patent rights and know-how to develop and commercialize products for use in the Field in the Territory (each as defined below);

   NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

   For purposes of this Agreement, the terms defined in this Article 1 shall have the respective meanings set forth below:

     1.1  "Affiliate" shall mean, with respect to any Person, any other Person
           ---------
which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

     1.2  "BLA" shall mean Biologic License Application or any equivalent
           ---
successor application.

     1.3  "Dollars" or "$" means United States dollars.
           -------

     1.4  "Epimmune Future Improvements" shall mean all Improvements owned by or
           ----------------------------
licensed to Epimmune (with the right to license or sublicense) during the term of this Agreement, including, without limitation, Epimmune's interest in any Joint Inventions that are

Improvements, but excluding any Improvements licensed to Epimmune by Nexell under Section 9.1.1.

     1.5  "FDA" shall mean the United States Food and Drug Administration or any
           ---
successor entity.

     1.6  "Field" shall mean ex vivo cell therapy.
           -----

     1.7  "GMP" shall mean current good manufacturing practices under FDA rules
           ---
and regulations.

     1.8  "Improvement" shall mean any invention or discovery, whether or not
           -----------
patentable, that constitutes an enhancement or improvement to the Licensed Patent Rights or the Licensed Know-How and is owned by or licensed to Epimmune or Nexell (with the right to license or sublicense) during the term of this Agreement, and any and all Patent Rights covering such invention or discovery.

     1.9  "Law" means any local, state or federal rule, regulation, statute or
           ---
law relevant to the activities undertaken pursuant to this Agreement or applicable to either of the parties with respect to any matters set forth herein.

     1.10  "License" means the license granted to Nexell pursuant to Section 3.1
            -------
hereof.

     1.11  "Licensed Know-How" shall include all inventions, discoveries, trade
            -----------------
secrets, experience, data, sequence information, formulas, computer models, procedures, results, materials and assays owned by or licensed to Epimmune (with the right to license or sublicense), which are not included in the Licensed Patent Rights, but which are necessary or useful to the commercial exploitation of the Licensed Patent Rights and which are not generally publicly known. Licensed Know-How shall include, but not be limited to, reagents, peptides manufactured in accordance with GMP and cell lines for the purpose of immunomonitoring.

     1.12  "Licensed Patent Rights" shall mean the antigens and associated
            ----------------------
Patent Rights listed in Appendix A hereto, including derivatives and modifications thereof owned by or licensed to Epimmune (with the right to license or sublicense), together with Patent Rights included in Epimmune Future Improvements.

     1.13  "Licensed Technology" shall mean, collectively, the Licensed Patent
            -------------------
Rights and Licensed Know-How.

     1.14  "NDA" shall mean a New Drug Application or any equivalent successor
            ---
application.

     1.15  "Net Sales" shall mean, with respect to any Product, the invoiced
            ---------
sales price of such Product billed by Nexell or its Affiliates or sublicensees to Third-Party customers, less to the extent included in the invoiced sales price, (a) credits, allowances, discounts and rebates to, and chargebacks from the account of, such Third-Party customers for spoiled, damaged, out-dated, rejected or returned Product; (b) actual shipping and handling, freight and insurance costs incurred in transporting such Product in final form to such Third-Party customers; (c) cash, quantity and trade discounts; (d) charges for cell processing and related services in an amount not to exceed the fair market value of such services; and
(e) sales, use, value-added and other taxes or governmental charges incurred in connection with the exportation or importation of such Product in final form.

     1.16  "Patent Rights" shall mean any and all patents or patent
            -------------
applications, including any division, continuation, continuation-in-part or substitution of any such patent application, and any reissue, extension, confirmation, registration, re-examination or inventor's certificate of any such patents, together with any corresponding foreign patent applications and patents.

     1.17  "Person" shall mean an individual, corporation, partnership, trust,
            ------
business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

     1.18  "Product" shall mean any product that contains, incorporates, or uses
            ------
any Licensed Technology.

     1.19  "Territory" shall mean world-wide, except Japan.
           -----------

     1.20  "Third Party" shall mean any Person other than Epimmune, Nexell and
            -----------
their respective Affiliates.

     1.21  "Valid Patent Claim" shall mean either (a) a claim of an issued and
            ------------------
unexpired patent included within the Licensed Patent Rights, which has not been held permanently revoked, unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise or (b) a claim of a pending patent application included within the Licensed Patent Rights, which claim has not been abandoned or finally disallowed without the possibility of appeal or refiling of such application.

                                   ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     2.1 Each party hereby represents and warrants to the other party as follows:

      2.1.1  Corporate Existence and Power.  Such party (a) is a corporation
             -----------------------------
duly organized, validly existing and in good standing under the laws of the state in which it is incorporated; (b) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of it and would not materially adversely affect its ability to perform its obligations under this Agreement.

      2.1.2  Authorization and Enforcement of Obligations.  Such party
             --------------------------------------------
(a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

      2.1.3  No Conflict.  As of the Effective Date, the execution and
                 -----------
delivery of this Agreement and the performance of such party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of such party.

     2.2  Warranties by Epimmune.  Epimmune represents and warrants to Nexell
          ----------------------
as of the Effective Date:

      2.2.1 Epimmune is the sole and exclusive owner or licensee of the Licensed Technology and has the right to grant the licenses or sublicenses granted hereunder.

      2.2.2 Epimmune represents and warrants that Appendix A hereto identifies all Patent Rights (owned or licensed by Epimmune) associated with the ten antigens listed therein and there exist no limitations on Epimmune's right to sublicense such Patent Rights as contemplated hereby. Epimmune agrees that it shall not enter into any agreement or arrangement that would limit Epimmune's right to sublicense the Licensed Patent Rights to Nexell pursuant to this Agreement.

      2.2.3  To the best of Epimmune's knowledge, actual and constructive,
(a) there are no pending or threatened claims of litigation brought by a Third Party under any Third Party patent, trade secret or other Third Party intellectual property right regarding the Licensed Technology; and (b) the Licensed Technology does not infringe any Third Party patent, trade secret or other Third Party intellectual property right.

                                   ARTICLE 3

                           LICENSE AND OPTION GRANTS
                           -------------------------

     3.1  Licensed Technology.  Epimmune hereby grants to Nexell and its
          -------------------
Affiliates a non-exclusive license under the Licensed Technology to make and have made (including the right to make derivatives) and use the Licensed Technology and to make, have made, use and sell Products in the Field in the Territory.

     3.2  Sublicenses.  Nexell shall have the right to grant sublicenses under
          -----------
the License solely to corporate partners to whom Nexell also licenses its own technology. Nexell shall deliver a copy of each sublicense under this Agreement to Epimmune promptly after execution of the same. Each sublicense shall be subject to the terms and conditions of this Agreement.

     3.3  Third Party Licenses.  ***
          --------------------


* Confidential Treatment Requested

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     3.4  Epimmune Obligations.
          --------------------

      3.4.1 Within fifteen (15) days following the execution of this Agreement, Epimmune shall deliver to Nexell such Licensed Know-How as is owned by Epimmune at such time; provided that GMP manufactured peptides included in the Licensed Know-How will be provided to Nexell at an additional cost to be negotiated in good faith.

      3.4.2 Epimmune agrees to provide Nexell with reasonable access to its facilities and employees at reasonable times for the purpose of demonstrating to Nexell the assay processes included in the Licensed Know-How that may be necessary or useful to Nexell's development, manufacture, use or sale of Licensed Products. Consultation by Epimmune's employees at Epimmune's facilities shall be limited to ***. In addition, consultation by Epimmune's employees by teleconference shall be limited to ***.

     3.5  Peptide License Option.  Epimmune hereby grants to Nexell an option
          ----------------------
to include under the License any or all of the peptides listed on Appendix B hereto, together with all associated Patent Rights and improvements thereto owned by Epimmune or which Epimmune has the right to license (with the right to sublicense). Epimmune represents and warrants that Appendix B hereto identifies all Patent Rights (owned or licensed by Epimmune) associated with the peptides listed therein and there exist no limitations on Epimmune's right to sublicense such Patent Rights as contemplated hereby. Epimmune agrees that it shall not enter into any agreement or arrangement that would limit Epimmune's right to sublicense the peptides and Patent Rights and improvements to Nexell pursuant to the option.

      3.5.1 The option may be exercised at any time during the period ending on the earlier of (a) *** from the Effective Date, or (b) *** from enrollment of the first patient in Nexell's first clinical trial relating to a Product. Nexell may exercise the option, in whole or in part, upon written notice to Epimmune, together with a payment of ***. Upon the exercise of the option during such option period and payment of the specified amount to Epimmune, the term "Licensed Patent Rights" will include the peptides with respect to which the option was exercised and the associated Patent Rights, including derivatives and modifications thereof, owned or licensed by Epimmune (with the right to sublicense).


* Confidential Treatment Requested

                                   ARTICLE 4

                 LICENSE FEES, ROYALTIES AND MILESTONE PAYMENTS
                 ----------------------------------------------

     4.1  License Fees.  In consideration for the License, Nexell shall pay to
          ------------
Epimmune a non-refundable license fee of *** in cash promptly following the Effective Date, and an additional *** following the Effective Date.

     4.2  Royalty.  In further consideration for the License during the term of
          -------
this Agreement, Nexell shall pay to Epimmune a royalty of *** of Net Sales of Products by Nexell and any of its Affiliates or sublicensees.

      4.2.1 With respect to any Product in a given country where there is no Valid Patent Claim described in Section 1.21(a) included in the Licensed Patent Rights, the royalty on Net Sales of such Products in such country will thereafter be reduced by ***.

     4.3  Accrual of Royalties.  No royalty shall be payable on a Product
          --------------------
distributed to Third Parties, without payment or at cost, solely for marketing and advertising purposes or as a sample for testing or evaluation purposes. No multiple royalty shall be payable on a Product because the manufacture, use or sale of such Product is covered by more than one Licensed Patent Right.

     4.4  Milestone Payments.  As further consideration for the license granted
          ------------------
to Nexell under this Agreement, Nexell shall pay Epimmune a non-refundable milestone payment of *** in cash upon the occurrence of each of the following events with respect to *** developed by Nexell or its Affiliates or sublicensees: ***.

      4.4.1 In the event Nexell exercises the peptide license option described in Section 3.5 hereof, Nexell shall pay Epimmune an additional non-refundable milestone payment of *** in cash upon the occurrence of each of the events described in Section 4.4. above with respect to *** developed by Nexell or its Affiliates or sublicensees that contains, incorporates, or uses any peptide or associated Patent Right included under the peptide license option.

                                   ARTICLE 5

                         ROYALTY REPORTS AND ACCOUNTING
                         ------------------------------

     5.1  Reports.  Nexell and its Affiliates and sublicensees shall keep
          -------
complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined. Nexell shall provide such a royalty report to Epimmune within *** of the end of each fiscal quarter in which royalties are due.

     5.2  Audits.
          ------


* Confidential Treatment Requested

      5.2.1 Upon the written request of Epimmune, and not more than once in each calendar year, Nexell shall permit an independent certified public accounting firm of globally recognized standing, selected by Epimmune, at Epimmune's expense, to have access during normal business hours to such of the records of Nexell as may be reasonably necessary to verify the accuracy of the royalty reports hereunder. The accounting firm shall disclose to Epimmune only whether the records are correct or not and the specific details concerning any discrepancies. No other information shall be shared.

      5.2.2 If such accounting firm concludes that additional royalties were owed during such period, Nexell shall pay the additional royalties within thirty (30) days of the date Epimmune delivers to Nexell such accounting firm's written report so concluding. The fees charged by such accounting firm shall be paid by Epimmune; provided however, if the audit discloses that the royalties
                  -------- -------
payable by Nexell for the audited period are more than *** of the royalties actually paid for such period, then Nexell shall pay the reasonable fees and expenses charged by such accounting firm.

      5.2.3 Upon the expiration of twelve (12) months following the end of any year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon Epimmune and Nexell and its sublicensees.

     5.3  Confidential Financial Information.  Epimmune shall treat all
          ----------------------------------
financial information subject to review under this Article 5 or under any sublicense agreement as confidential, and shall cause its accounting firm to retain all such financial information in confidence.

                                   ARTICLE 6

                                    PAYMENTS
                                    --------

     6.1  Payment Terms.  Royalties shown to have accrued by each royalty report
          -------------
provided for under Article 5 above shall be due and payable upon the date such royalty report is due. Payment of royalties in whole or in part may be made in advance of such due date.

     6.2  Payment Method.  All payments by Nexell to Epimmune under this
          --------------
Agreement shall be paid in Dollars, and all such payments shall be made by check or bank wire transfer in immediately available funds to such account as Epimmune shall designate before such payment is due.

     6.3  Exchange Control.  If at any time legal restrictions prevent the
          ----------------
prompt remittance of part or all royalties with respect to any country where the Product is sold, payment shall be made through such lawful means or methods as Epimmune reasonably shall request.

     6.4  Withholding Taxes.  All amounts owing from Nexell to Epimmune under
          -----------------
this Agreement are net amounts, and shall be grossed-up to account for any withholding taxes, value-


* Confidential Treatment Requested
added taxes or other materially similar taxes, levies or charges with respect to such amounts, other than United States taxes, payable by Nexell or its sublicensees, or any taxes required to be withheld by Nexell or its sublicensees having a permanent establishment in any country or otherwise being subject to taxation by such country (except solely by reason of the License).

                                   ARTICLE 7

                     INFRINGEMENT ACTIONS BY THIRD PARTIES
                     -------------------------------------

     If Nexell, or any of its Affiliates, sublicensees or customers shall be sued by a Third Party for infringement of a Third Party's patent because of the manufacture, use or sale of Products, Nexell shall promptly notify Epimmune in writing of the institution of such suit. If the alleged infringing process, method or composition is claimed under the Licensed Patent Rights, Nexell shall promptly cease the manufacture, use, sale, offering for sale or importation of the allegedly infringing process, method or composition claimed under the Licensed Patent Rights and Nexell shall have the right, subject to the reasonable approval of Epimmune, to control the defense of such suit at Nexell's own expense, in which event Epimmune shall have the right to be represented by advisory counsel of its own selection, at its own expense, and shall cooperate fully in the defense of such suit and furnish to Nexell all evidence and assistance in its control. If Nexell does not elect within thirty (30) days after such notice to so control the defense of such suit, Epimmune may undertake such control at its own expense, and Nexell shall then have the right to be represented by advisory counsel of its own selection, at its own expense, and Nexell shall cooperate fully in the defense of such suit and otherwise furnish to Epimmune all evidence and assistance in Nexell's control. The party controlling the suit may not settle the suit or otherwise consent to an adverse judgment in such suit that diminishes the rights or interests of the non-controlling party without the express written consent of the non-controlling party. Any judgments, settlements or damages payable with respect to legal proceedings covered by this Article 7 shall be paid by the party which controls the litigation.

                                   ARTICLE 8

                                CONFIDENTIALITY
                                ---------------


     8.1  Confidential Information.  During the term of this Agreement, and for
          ------------------------
a period of *** following the expiration or earlier termination hereof, each party shall maintain in confidence all information of the other party disclosed by the other party and identified as, or acknowledged to be, confidential (the "Confidential Information"), and shall not use, disclose or grant the use of the Confidential Information except on a need-to-know basis to those directors, officers, affiliates, employees, permitted licensees, permitted assignees and agents, consultants, lawyers, bankers, clinical investigators or contractors, to the extent such disclosure is reasonably necessary in connection with such party's activities as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, prior to disclosure, each party hereto shall obtain agreement of any such Person to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party's Confidential Information.

     8.2  Permitted Disclosures.  The confidentiality obligations contained in
          ---------------------
Section 8.1 above shall not apply to the extent that (a) any receiving party (the "Recipient") is required (i) to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, or
(ii) to disclose information to any governmental agency for purposes of obtaining approval to test or market a product, provided in either case that the Recipient shall provide written notice thereof to the other party and sufficient opportunity to object to any such disclosure or to request confidential treatment thereof, or (b) the Recipient can demonstrate that (i) the disclosed information was public knowledge at the time of such disclosure to the Recipient, or thereafter became public knowledge, other than as a result of actions of the Recipient in violation hereof; (ii) the disclosed information was rightfully known by the Recipient (as shown by its written records) prior to the date of disclosure to the Recipient by the other party hereunder; (iii) the disclosed information was disclosed to the Recipient on an unrestricted basis from a source unrelated to any party to this Agreement and not under a duty of confidentiality to the other party or (iv) the disclosed information was independently developed by the Recipient without use of the Confidential Information disclosed by the other party (as shown by the Recipient's written records).

     8.3  Terms of this Agreement.  Except as otherwise provided in Section 8.2
          -----------------------
above and subject to either party's reporting obligations under applicable state and federal laws (including the rules of any stock exchange or trading market), Epimmune and Nexell shall not disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed.

     8.4  Publication.  Neither party shall submit for written or oral
          -----------
publication or presentation any manuscript, abstract, writing, printed material or the like which includes data or any other information generated and provided solely by the other party without first obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld or


* Confidential Treatment Requested
delayed, provided, however, that valid commercial reasons may exist for withholding such consent. Nothing contained herein shall be construed as precluding either party from making, in its discretion, any disclosures of information to the extent that either party may be required by law to make disclosures of such information.


                                   ARTICLE 9

                                    PATENTS
                                    -------

     9.1  Ownership of Inventions and Patents.  All right, title and interest in
          -----------------------------------
and to (i) any new developments resulting from the practice of the Licensed Technology and/or (ii) Improvements that are (a) made by or at the request of Nexell shall be the sole property of Nexell, (b) made by or at the request of Epimmune shall be the sole property of Epimmune, and (c) made jointly by Nexell and Epimmune shall be the joint property of Nexell and Epimmune ("Joint Inventions").

      9.1.1 Nexell hereby grants to Epimmune a non-exclusive, worldwide license to (a) any new developments resulting from the practice of the Licensed Technology made by or at the request of Nexell that directly incorporate peptides or cell lines included in the Licensed Know-How and/or (b) Improvements owned by or licensed to Nexell (with the right to license or sublicense) during the term of this Agreement for all uses. Such a license shall bear a royalty of *** on Net Sales by Epimmune or its Affiliates or sublicensees of products that use or incorporate such developments or Improvements. Epimmune may sublicense its rights under the license to Third Parties to whom Epimmune also licenses its own technology. Nexell shall promptly notify Epimmune in writing of any such developments or Improvements licensed to Epimmune under this Section 9.1.1.

     9.2  Prosecution and Maintenance.  Epimmune shall be responsible for the
          ---------------------------
preparation, filing, prosecution, maintenance and defense of its patents included in the Licensed Patent Rights at its own expense. Nexell shall control the prosecution, grant and maintenance of patent rights regarding Joint Inventions, using patent counsel reasonably acceptable to Epimmune, provided that Nexell shall provide Epimmune with the opportunity to review and comment on filings and other actions with respect to such patent rights regarding Joint Inventions. Nexell and Epimmune shall share equally all costs incurred in connection therewith; provided, however, that if Epimmune disagrees with filing
                      --------  -------
for patent rights regarding a Joint Invention in a given country, Epimmune may elect not to share the costs incurred in connection with filing, prosecution, maintenance and defense of patent rights regarding such Joint Invention upon written notice to Nexell, and Nexell shall pay all such costs in such country; provided further that Nexell will be entitled to credit such costs in such
--------
country incurred by Nexell against royalties payable to Epimmune under Section
4.2 on Net Sales of Products in such country. Nexell shall inform Epimmune at regular intervals, or on request, about the status of joint patent applications or joint patents for which it is responsible. In the event that Nexell elects not to file a patent application or decides to abandon any pending application or granted patent regarding Joint Inventions in any country, Nexell shall provide adequate notice to Epimmune and give Epimmune the opportunity to file or maintain such application or patent at its own expense, and all right title interest in such application or patent for such country shall thereupon be assigned to Epimmune.


* Confidential Treatment Requested

     In the event that Epimmune elects not to file a patent application or decides to abandon any pending application or granted patent under the Licensed Patent Rights in any country, Epimmune shall provide adequate notice to Nexell and give Nexell the opportunity to file or maintain such application or patent at its own expense; provided, however, that except for the right to file and
                    --------  -------
maintain such patent rights, the ownership rights of Epimmune to such patent rights shall not be affected by reason of this paragraph.

     9.3  Cooperation.  Each party shall make available to the other party or
          -----------
its authorized attorneys, agents, consultants or representatives, if available, such information necessary or appropriate to enable the appropriate party (at the appropriate party's cost and expense) to file, prosecute and maintain patent applications and resulting patents with respect to inventions, as set forth in
Section 9.2 above, for a period of time reasonably sufficient for such party to obtain the assistance it needs from such personnel. Where appropriate, each party shall sign or cause to have signed all documents relating to said patent applications or patents at no charge to the other.

     9.4  No Other Technology Rights.  Except as otherwise provided in this
          --------------------------
Agreement, under no circumstances shall a party, as a result of this Agreement, obtain any ownership interest or other right in any technology, Licensed Technology, know-how, patents, pending patent applications, products, compounds, materials, vaccines, antibodies, cell lines or cultures, or animals of the other party, including items owned, controlled or developed by the other, or transferred by the other to such party at any time pursuant to this Agreement.

     9.5  Notification of Infringement.  Each party shall notify the other party
          ----------------------------
of any significant and continuing infringement known to such party of any joint patent rights on Joint Inventions or patent rights of the other party and shall provide the other party with the available evidence, if any, of such infringement.


                                   ARTICLE 10

                                   INDEMNITY
                                   ---------

     10.1  Indemnity.
           ---------

       10.1.1  By Epimmune.  Epimmune shall indemnify and hold Nexell harmless,
               -----------
and hereby forever releases and discharges Nexell, from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) resulting from all claims, demands, actions and other proceedings by any Third Party to the extent arising from (a) the breach of any representation, warranty or covenant of Epimmune under this Agreement, (b) the development, manufacture, use or sale of products by Epimmune or its Affiliates or sublicensees resulting from the license described in Section 9.1.1 hereof, or
(c) the gross negligence or willful misconduct of Epimmune in the performance of its obligations and its permitted activities under this Agreement.

       10.1.2  By Nexell.  Nexell shall indemnify and hold Epimmune harmless,
               ---------
and hereby forever releases and discharges Epimmune, from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) resulting from all claims, demands, actions and other proceedings by any Third Party to the extent arising from (a) the breach of any representation, warranty or covenant of Nexell under this Agreement, (b) the development, manufacture, use or sale of Products by Nexell or its Affiliates or sublicensees or (b) the gross negligence or willful misconduct of Nexell or its Affiliates or sublicensees in the performance of its or their obligations, and its or their permitted activities under this Agreement.

     10.2  Procedure.  A party (the "Indemnitee") that intends to claim
           ---------
indemnification under this Article 10 shall promptly notify the other party (the "Indemnitor") of any claim, demand, action or other proceeding for which the Indemnitee intends to claim such indemnification, The Indemnitor shall have the right to participate in, and to the extent the Indemnitor so desires jointly with any other indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor; provided, however, that the Indemnitee shall
                                    --------  -------
have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of the Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and any other party represented by such counsel in such proceedings. The indemnity obligations under this Article 10 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if a settlement is effected without the prior express written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The failure to deliver notice to the Indemnitor within a reasonable time after notice of any such claim or demand, or the commencement any such action or other proceeding, if prejudicial to its ability to defend such claim, demand, action or other proceeding, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 10 with respect thereto, but the omission so to deliver notice to the Indemnitor shall not relieve it of any liability that it may have to the Indemnitee otherwise than under Article 10. The Indemnitor may not settle or otherwise consent to an adverse judgment in such claim, demand, action or other proceeding, that diminishes the rights or interests of Indemnitee without the prior express written consent of the Indemnitee, which consent shall be unreasonably withheld or delayed. The Indemnitee, its employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this Article 10.


                                  ARTICLE 11

                                  TERMINATION
                                  -----------

     11.1  Expiration.  Subject to the provisions of Sections 11.2 and 11.3
           ----------
below, this Agreement shall expire on a Product-by-Product and country-by-country basis on the date which is the later of (a) *** years from the first sale of the applicable Product in the applicable country, or (b) the last to expire of the patents included in the Licensed Patent Rights.

     11.2  Termination for Cause.  Except as otherwise provided in Article 12,
           ---------------------
either party may terminate this Agreement upon or after the breach of any material provision of this Agreement by the other party if the other party has not cured such breach within sixty (60) days after written notice thereof by the non-breaching party.


* Confidential Treatment Requested

     11.3  Bankruptcy.  In the event of the institution by or against either
           ----------
party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of such party's debts which are not dismissed within sixty (60) days, or upon such party's making an assignment for the benefit of creditors, or upon such party's dissolution or ceasing to do business, the other party shall have the right to terminate this Agreement upon written notice to the other party.

     11.4  Effect of Expiration or Termination.  Expiration or termination of
           -----------------------------------
this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Article 1, Sections 5.2 (for one year following the end of the calendar year in which such expiration or termination occurred) 5.3, 8.1, 8.2 and 8.3, 9.1.1 (provided that the license granted thereunder shall continue so long as Epimmune is not in breach of its obligations to Nexell with respect to such license), Article 10 and Sections 11.4, 13.2, 13.3 and 13.4 shall survive the expiration or termination of this Agreement.


                                  ARTICLE 12

                                 FORCE MAJEURE
                                 -------------

     Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than failure or delay in making any payment when due) to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or other party.


                                  ARTICLE 13

                                 MISCELLANEOUS
                                 -------------

     13.1  Notices.  Any consent, notice or report required or permitted to be
           -------
given or made under this Agreement by one of the parties hereto to the other party shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, U.S. first class mail or courier), U.S. first class mail or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

If to Epimmune:  Epimmune Inc.
    5820 Nancy Ridge Drive
    San Diego, CA 92121

    Attention:  Chief Financial Officer

with a copy to:  Cooley Godward LLP
         4365 Executive Drive, 11th Floor
         San Diego, CA 92121
  Attention:  L. Kay Chandler, Esq.

If to Nexell:  Nexell of California, Inc.
    9 Parker Street
    Irvine, CA 92618
        Attention:  Michel Bergh, Vice President, Business Development

with a copy to:  Bryan Cave LLP
                     700 Thirteenth Street, N.W.
                     Suite 600
                     Washington, D.C. 20005
                     Attention:  Heather Rheiner, Esq.

     13.2  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of California, without regard to the conflicts of law principles thereof.

     13.3  Arbitration.  Upon written request by at least one party that is
           ------------
submitted according to the applicable rules for arbitration, any claim, demand or cause of action that arises out of or is related to this Agreement (collectively, "Claims") shall be resolved by binding arbitration in the city of Los Angeles, California, subject to the rules of the American Arbitration Association. The decision of an arbitrator on any Claims submitted to arbitration shall follow applicable substantive law and be in writing setting forth the findings of fact and law and the reasons supporting the decision.
Such decision shall be final and binding upon the parties, subject to the right of appeal described below. Judgment upon any arbitration award may be entered in any court having jurisdiction. The arbitrator has exclusive authority to resolve any dispute relating to the applicability or enforceability of this Agreement, including the provisions of this section. Either party shall have the right to appeal to the appropriate court any errors of law in the decision rendered by the arbitrator. After a demand for arbitration is made, each party may conduct a limited number of depositions (including the production of documents) by mutual agreement or as permitted by the arbitrator.

     13.4  Assignment.  Neither party shall assign its rights or obligations
           ----------
under this Agreement, in whole or in part, by operation of law or otherwise, without the prior written consent of the other party; provided however, that
                                                      -------- -------
either party may, without such consent, assign this Agreement and its rights and obligations thereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or similar transaction; provided further that, in the event of any such transaction, intellectual property rights of any person or entity, other than Nexell or Epimmune or their Affiliates, that is an acquiring party in such transaction shall not be included in the intellectual property licensed hereunder. Any purported assignment in violation of thisSection 13.4 shall be void.

     13.5  Waivers and Amendments.  No change, modification, extension,
           ----------------------
termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.

     13.6  Entire Agreement.  This Agreement embodies the entire understanding
           ----------------
between the parties and supersedes any prior understanding and agreements between and among them respecting the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

     13.7  Severability.  Any of the provisions of this Agreement which are
           ------------
determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof and without affecting the validity or enforceability of any of the terms of this Agreement in any other jurisdiction.

     13.8  Waiver.  The waiver by either party hereto of any right hereunder or
           ------
the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

     13.9  Construction.  The parties have participated jointly in the
           ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     13.10  Independent Contractors.  The relationship between Epimmune and
            -----------------------
Nexell is that of independent contractors. Neither party has any actual or apparent authority, express or implied, to act on behalf of the other party or to bind the other party to any obligations. Neither party shall be deemed to be an agent or servant of the other party or a partner or venturer with the other party. Neither party shall control, or have any right to control, the manner, method and means by which the other party makes, has made, uses, sells, leases or otherwise provides or markets its products and services.

     13.11  Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this License Agreement by their duly authorized representatives as of the date first set forth below.


                                            EPIMMUNE INC.



                                            __________________________
                                            By:
                                            Title:



                                            NEXELL OF CALIFORNIA, INC.



                                            __________________________
                                            By:
                                            Title: